EXHIBIT 4.3
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                        $
6.125% Senior Notes due 2021
CUSIP No.
ISIN No.
Flagstar Bancorp, Inc., a Michigan corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of U.S. Dollars on July 15, 2021.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

FLAGSTAR BANCORP, INC.

By: _______________________________________________________     Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee
certifies that this is one of the Notes
referred to in the Indenture.

By __________________________________________
Authorized Signatory

Dated:

6.125% Senior Notes due 2021
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

1.	Principal and Interest.

Flagstar Bancorp, Inc. (the “Company”) shall pay the principal of this Note on July 15, 2021.
The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate set forth below (subject to adjustment as provided below).
Interest on the Notes shall accrue at the rate of 6.125% per annum and be payable in cash.
Interest shall be payable semi-annually in arrears (to the Holders of the Notes at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing January 15, 2017.
Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 11, 2016. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Company shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes, and it shall pay interest on overdue installments of interest at the same rate, in any case to the extent lawful.
Method of Payment.
The Company shall pay interest (except Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date), in each case, even if the Note is transferred or exchanged after such Regular Record Date, except as provided in Section 306(b) with respect to Defaulted Interest; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to any Paying Agent on or after July 15, 2021.
The Company shall pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all payments of principal, (premium, if any) and interest and with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is a Business Day as if made on the date that the payment was due, and no interest shall accrue for the intervening period.
Paying Agent and Note Registrar.
Initially, Wilmington Trust, National Association (the “Trustee”) shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto and without notice to the Holders. The Company may act as Paying Agent, Note Registrar or co-registrar.
Indenture.
The Company issued the Notes under an Indenture dated as of July 11, 2016 (the “Indenture”) among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are unsecured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes.

Mandatory Redemption.
The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Optional Redemption.
At any time prior to June 15, 2021, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice to the Holders, at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes (or one or more Predecessor Notes) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of this Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in this Indenture.
From and after June 15, 2021, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice to the Holders, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required, and without the prior written consent of the Company, the Note Registrar shall not be required, to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before provision of a notice of redemption of Notes and ending at the close of business on the day of such provision, (ii) selected for redemption in whole or in part and (iii) beginning at the opening of business on any record date and ending on the close of business on the related Interest Payment Date.
Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.
Unclaimed Money.
Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Defeasance Prior to Redemption or Maturity.
Subject to satisfaction of conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be.

Amendment; Supplement; Waiver.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and its consequences. Any such consent or waiver shall be binding upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Company and the Trustee, without notice to or consent of the Holders of the Notes, to enter into one or more indentures supplemental thereto for the purposes specified in the Indenture.
Restrictive Covenants.
The Indenture contains certain covenants, including covenants with respect to the following matters: (i) liens; (ii) merger, consolidation or sale of all or substantially all assets; and (iii) dispositions of stock of a Principal Subsidiary Bank. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.
Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations, subject to certain exceptions and conditions.
Remedies for Events of Default.
If an Event of Default with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare the principal of all the Notes, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the Notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority of the aggregate principal amount of outstanding Notes may, under certain circumstances provided in the Indenture, rescind and annul such acceleration.
Trustee Dealings with Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
Authentication.
This Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the other side of this Note.
Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
CUSIP and ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Governing Law.
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098, fax: (248) 312-6770; Attention: Chief Financial Officer.

ASSIGNMENT/TRANSFER FORM
To assign and transfer this Note, fill in the form below:
Reference is hereby made to the Indenture, dated as of July 11, 2016, among Flagstar Bancorp, Inc. and Wilmington Trust, National Association (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:                        Your Signature:
Sign exactly as your name appears on the other side of this Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐ to the Company or a subsidiary thereof; or

(2)	☐ to the Note Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the Securities Act; or

(4)
☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(6)
☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (7) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.
Signature
Signature Guarantee:

Signature must be guaranteed                        Signature
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
TO BE COMPLETED BY PURCHASER IF BOX (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Notice: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian